UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Riviera Resources, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2020

This proxy statement supplement (this “Supplement”), dated June 10, 2020, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Riviera Resources, Inc. (“Riviera” or the “Company”) dated May 14, 2020 and made available to shareholders in connection with the Annual Meeting of Shareholders to be held on June 24, 2020 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS

SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

Replacement of Independent Public Accountant

On June 2, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company dismissed KPMG, LLP (“KPMG”) as its independent registered public accounting firm and subsequently, on June 5, 2020, engaged BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2020, effective immediately. Accordingly, the proposal which constitutes Item 2 on the proxy card will no longer be presented for a vote of the shareholders at the Annual Meeting. The proxy card or voting instruction form distributed with the Proxy Statement remains valid and shareholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they wish to change or revoke their other voting instructions.

Other than as specified above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.